UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2011

ARROW ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Charter)

NEW YORK	1-4482	11-1806155
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

50 MARCUS DRIVE, MELVILLE, NEW YORK  11747
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (631) 847-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 20.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K (the “Original Form 8-K”) filed on December 15, 2010 by Arrow Electronics, Inc. (the “Company”) in connection with the Company’s amending its accounts receivable securitization facility.  Specifically, the Original Form 8-K stated that the maturity of the facility had been extended until June 14, 2012.  The correct maturity is April 22, 2012.  Exhibit 10(n) to the Original Form 8-K is also being refiled to include Amendment No. 18 to the Transfer and Administration Agreement.  Therefore, the corrected statement is as follows:

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 15, 2010, the Registrant amended its accounts receivable securitization facility to extend the maturity date to April 22, 2012 and to make certain other changes to the terms of the facility including an increase in the size of the facility to $600 million.  The revised program is a 16-month agreement with the right to request a 12-month extension.  The original agreement was set to expire in March 2011.

The asset securitization program is collateralized by accounts receivable of certain of the company’s North American subsidiaries and is conducted through Arrow Electronics Funding Corporation, a wholly-owned, bankruptcy remote subsidiary.  The asset securitization program does not qualify for sale treatment.  Accordingly, the accounts receivable and related debt obligation remain on the company’s consolidate balance sheet.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10(n)	Amended and Restated Transfer and Administration Agreement Amendments 1-18.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date: January 13, 2011	By:	/s/ Peter S. Brown
	Name:	Peter S. Brown
	Title:	Senior Vice President